<PAGE 1>

                                                                EXHIBIT 5



TO THE SECURITIES AND EXCHANGE COMMISSION:

    We, the undersigned officers and trustees of Commonwealth Energy System, hereby authorize and direct James D. Rappoli, John A. Whalen and Michael P. Sullivan, or any one of them, as Attorney-in-Fact, to execute in the name and on behalf of each of the undersigned persons and in the respective capacities indicated below, any amendment or amendments to the registration statement on Form S-8 of Commonwealth Energy System under the Securities Act of 1933, relative to the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies.

    Witness our hands and common seal on the respective dates set forth below.

(i)   Principal Executive Officer:


     WILLIAM G. POIST                           January 26, 1995
     William G. Poist,
     President and Chief Executive Officer

(ii)  Principal Financial Officer:


     JAMES D. RAPPOLI                           January 26, 1995
     James D. Rappoli,
     Financial Vice President and Treasurer

(iii) Principal Accounting Officer:


     JOHN A. WHALEN                             January 26, 1995
     John A. Whalen,
     Comptroller

(iv)  A Majority of the Board of Trustees:


     SINCLAIR WEEKS, JR.                        January 26, 1995
     Sinclair Weeks, Jr., Chairman of
       the Board


     SHELDON A. BUCKLER                         January 26, 1995
     Sheldon A. Buckler, Trustee


     PETER H. CRESSY                            January 26, 1995
     Peter H. Cressy, Trustee

<PAGE 2>

                                  SIGNATURES
                                  (Continued)


     HENRY DORMITZER                            January 26, 1995
     Henry Dormitzer, Trustee


     B. L. FRANCIS                              January 26, 1995
     Betty L. Francis, Trustee


     FRANKLIN M. HUNDLEY                        January 26, 1995
     Franklin M. Hundley, Trustee


     WILLIAM J. O'BRIEN                         January 26, 1995
     William J. O'Brien, Trustee


     WILLIAM G. POIST                           January 26, 1995
     William G. Poist, Trustee


     G. L. WILSON                               January 26, 1995
     Gerald L. Wilson, Trustee